Exhibit 5.4

February 11, 2014

First Data Corporation

5565 Glenridge Connection N.E.

Suite 2000

Atlanta, Georgia 30342

Ladies and Gentlemen:

We have acted as special Nevada counsel to Linkpoint International, Inc., a Nevada corporation (“Linkpoint”), Concord Transaction Services, LLC, a Colorado limited liability company (“CTS”), and CTS Holdings, LLC, a Colorado limited liability company (“Holdings,” and together with Linkpoint and CTS, each a “Guarantor” and collectively, the “Guarantors”), in connection with the proposed issuance by First Data Corporation, a Delaware corporation (the “Issuer”), of its (i) $785,000,000 aggregate principal amount of 11.25% Senior Notes due 2021 (the “11.25% Notes”), (ii) $815,000,000 aggregate principal amount of 10.625% Senior Notes due 2021 (the “10.625% Notes”) and (iii) $2,475,000,000 aggregate principal amount of 11.75% Senior Subordinated Notes due 2021 (the “11.75% Notes” and, together with the 11.25% Notes and the 10.625% Notes, the “Exchange Notes”) and the issuance by the Guarantors of their guarantees (the “Exchange Guarantees”) with respect to the applicable Exchange Notes, registered under the Securities Act of 1933, as amended (the “Securities Act”), in exchange for a like principal amount of the Issuer’s outstanding 11.25% Senior Notes due 2021, 10.625% Senior Notes due 2021, and 11.75% Senior Subordinated Notes due 2021, respectively, and their related guarantees, which have not been so registered (the “Exchange Offers”).

The 11.25% Notes and the related Exchange Guarantees will be issued under the Indenture, dated as of February 13, 2013, among the Issuer, the Guarantors, the other guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the 10.625% Notes and the related Exchange Guarantees will be issued under the Indenture, dated as of April 10, 2013, among the Issuer, the Guarantors, the other guarantors party thereto and the Trustee, and the 11.75% Notes and the related Exchange Guarantees will be issued under the Indenture, dated as of May 30, 2013, as supplemented by the First Supplemental Indenture dated as of November 19, 2013 and the Second Supplemental Indenture dated as of January 6, 2014, among the Issuer, the Guarantors, the other guarantors party thereto and the Trustee (collectively, the “Indentures”). This opinion is furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering our opinions expressed below, we have examined and relied upon originals (or copies certified or otherwise identified to our satisfaction as being true reproductions of originals) of:

(i)                                     an executed copy of each Indenture;

(ii)                                  a copy of the Articles of Incorporation of Linkpoint dated September 13, 1996, filed with the Secretary of State of the State of Nevada (“Linkpoint Articles”);

(iii)                               a copy of the Bylaws of Linkpoint (“Bylaws”);

(iv)                              a Unanimous Written Consent of the Board of Directors of Linkpoint dated August 1, 2012;

(v)                                 the resolution of the Issuer’s Pricing Committee approving the issuance of the Securities dated May 15, 2013;

(vi)                              a copy of the Articles of Organization of CTS filed with Secretary of State of the State of Colorado on August 29, 2003 (“CTS Articles”);

(vii)                           a copy of the Amended and Restated Operating Agreement of CTS dated September 20, 2007 (the “CTS Agreement”);

(viii)                        a Unanimous Written Consent of the Members of CTS dated August 1, 2012;

(ix)                              a copy of the Articles of Organization of Holdings filed with Secretary of State of the State of Colorado on October 20, 3003 (“Holdings Articles”);

(x)                                 a copy of the Operating Agreement of Holdings dated October 20, 2003 (the “Holdings Agreement”);

(xi)                              a Written Consent of the Sole Member of Holdings dated August 1, 2012;

(xii)                           a Certificate of Officer of each Guarantor dated as of the date hereof (the “Officer Certificates”); and

(xiii)                        a Certificate of Existence for Linkpoint issued by the Nevada Secretary of State on October 30, 2013, and Certificates of Good Standing of CTS and Holdings issued by the Colorado Secretary of State on October 30, 2013 (collectively, the “Good Standing Certificates”).

In our examination, we have assumed (i) the genuineness of all signatures, (ii) the authenticity of all documents submitted to us as originals, (iii) the legal capacity of natural persons executing such documents, (iv) the authenticity and conformity to original documents of documents submitted to us as certified photostatic, facsimile or electronically transmitted copies and (v) the completeness and accuracy of all corporate records provided to us, (vi) that the resolutions of the Guarantors listed below are in full force and effect and have not been amended, rescinded or superseded, (vii) the enforceability of the Transaction Documents against each party thereto, (viii) the valid existence and good standing of each entity party to each Transaction Document (other than the Guarantors), (ix) the corporate, limited liability company, limited liability partnership, limited partnership, or other power and authority, as applicable, of each party to the Transaction Documents to enter into and perform its obligations under such Transaction Document (other than the Guarantors).  We have assumed as to the matters of fact that all the representations and warranties made by the Guarantors in, or pursuant to, the Transaction Documents and the Officer Certificates are true and complete in all material respects.  We have made no attempt to verify the accuracy of any of such information, representations or warranties or to determine the existence or non-existence of any other factual matters; however, we are not aware of any facts that would cause us to believe that any of the opinions expressed herein are not accurate.

“Applicable Law” means the laws of the State of Nevada and the State of Colorado that a lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Guarantors, the Indentures or the Exchange Guarantee; provided that “Applicable Law” does not include any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative decision. Our opinion herein is limited to the effect on the subject transactions of Applicable Law as in effect on the date hereof. We disclaim any obligation to advise you of any change in law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. We assume no responsibility regarding the applicability to such transactions, or the effect thereon, of the laws of any other jurisdiction.

In rendering our opinion, we express no opinion herein as to the applicability or effect of any fraudulent transfer or similar law on any of the Indentures and the Exchange Guarantees or the transactions contemplated thereby.

In rendering the opinion in Paragraph 1 below as it relates to the execution and delivery of each Indenture, we have assumed that that originals of each Indenture have been exchanged among the respective parties thereto following signing by the parties.

Based upon and subject to the foregoing and the additional qualifications set forth herein, we are of the opinion that:

1.                                      Each Indenture has been duly authorized, executed and delivered by the Guarantors.

2.                                      The Exchange Guarantees of the Guarantors have been duly authorized and issued by the Guarantors.

3.                                      Neither the execution or delivery of each Indenture and the Exchange Guarantees by the Guarantors nor the performance of the obligations of the Guarantors under the terms thereof violates Applicable Law.

The foregoing opinions are subject to the following assumptions, exceptions, qualifications and limitations:

(i)                                     There has not been any mutual mistake of fact or misunderstanding, fraud, duress, undue influence or breach of fiduciary duties with respect to any of the matters relevant to the opinions expressed herein.  All parties have complied with any requirement of good faith, fair dealing and conscionability.

(ii)                                  All parties to the documents will act in accordance therewith and refrain from taking any action forbidden by the terms and conditions of such documents.

We hereby consent to the filing this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement on Form S-4, as amended (the “Registration Statement”) filed by the Issuer and the Guarantors with the Commission relating to the Exchange Offers in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the reference to our firm contained under the heading “Legal Matters” in the prospectus included therein. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We understand and agree that Simpson Thacher & Bartlett LLP may rely upon this opinion as if it were an addressee hereof for the purpose of providing the opinion to be delivered by such firm in connection with the Registration Statement.

We are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters including without limitation any opinions as to the enforceability of any of the Indentures or of the Exchange Guarantees. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

Very truly yours,

/s/ Holland & Hart LLP